                                                                 Exhibit 99.1(a)

COLLINS
  INDUSTRIES, INC.

                          FY 2005 FINANCIAL STATEMENTS

                                       1

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Collins Industries, Inc. and Subsidiaries
Hutchinson, Kansas

We  have  audited  the  accompanying   consolidated  balance  sheet  of  Collins
Industries,  Inc. and  Subsidiaries as of October 31, 2005 and the  consolidated statements of income and comprehensive income, shareholders' investment and cash flows for the year then ended. These consolidated  financial  statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these  consolidated  financial  statements  based on our  audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  the 2005 financial statements referred to above present fairly, in all material  respects,  the  financial  position of Collins  Industries  and
Subsidiaries  as of October 31, 2005,  and the results of their  operations  and their  cash  flows  for the  year  then  ended  in  conformity  with  accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the  consolidated  financial  statements,  in 2003 the
Company  changed its method of  accounting  for  goodwill  and other  intangible assets to comply  with the  accounting  provisions  of  Statement  of  Financial
Accounting Standard No. 142.

/s/ McGladrey & Pullen, LLP
-----------------------------------
Kansas City, Missouri
December 9, 2005, except for the last two paragraphs of Note 9 as to which the date is January 19, 2006

                             2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and
Shareholders of Collins Industries, Inc.,

We  have  audited  the  accompanying   consolidated  balance  sheet  of  Collins
Industries,  Inc. (a Missouri  corporation)  and  Subsidiaries as of October 31,
2004,  and the  related  consolidated  statements  of income  and  comprehensive income,  shareholders'  investment  and cash  flows for each of the years in the two-year period ended October 31, 2004. These consolidated  financial statements are the  responsibility of the Company's  management.  Our  responsibility is to express an  opinion  on these  consolidated  financial  statements  based on our audits.

We conducted our audits in accordance  with the standards of the Public  Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audits  provide  a
reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects,  the financial position of Collins Industries,
Inc.  and  Subsidiaries  as of  October  31,  2004,  and the  results  of  their operations  and their  cash flows for each of the years in the  two-year  period ended October 31, 2004, in conformity with U.S.  generally  accepted  accounting principles.

As discussed in Note 1 to the  consolidated  financial  statements,  in 2003 the
Company  changed its method of  accounting  for  goodwill  and other  intangible assets to comply  with the  accounting  provisions  of  Statement  of  Financial
Accounting Standard No. 142.

/s/ KPMG LLP
Kansas City, Missouri
July 28, 2005

                                       3

Collins Industries, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the years ended October 31, 2005, 2004 and 2003

                                                                    2005                 2004                 2003
                                                                    ----                 ----                 ----

Sales                                                          $ 269,448,588        $ 208,202,664        $ 204,617,949
Cost of sales                                                    242,238,624          184,128,034          181,608,277
                                                               -------------        -------------        -------------
     Gross profit                                                 27,209,964           24,074,630           23,009,672

Selling, general and administrative expenses                      21,421,351           19,180,504           18,558,989
Research and development expenses                                    101,578               82,537               93,527
                                                               -------------        -------------        -------------

     Income from operations                                        5,687,035            4,811,589            4,357,156

Other income (expense):
   Interest, net                                                  (2,004,594)          (1,472,380)          (1,728,369)
   Other, net                                                         78,126              521,533                6,078
                                                               -------------        -------------        -------------

                                                                  (1,926,468)            (950,847)          (1,722,291)
                                                               -------------        -------------        -------------

     Income before provision for income taxes                      3,760,567            3,860,742            2,634,865

Provision for income taxes                                         1,520,000            1,530,000              990,000
                                                               -------------        -------------        -------------

     Net income                                                $   2,240,567        $   2,330,742        $   1,644,865

Other comprehensive income, net of tax:
 Unrealized gain (loss) on interest rate swap agreement               25,562               75,654              143,702
                                                               -------------        -------------        -------------

     Comprehensive income                                      $   2,266,129        $   2,406,396        $   1,788,567
                                                               =============        =============        =============

Earnings per share:
 Basic                                                         $         .37        $         .40        $         .25

 Diluted                                                       $         .36        $         .38        $         .24

Dividends per share                                            $        0.16        $        0.14        $        0.12

                     The accompanying notes are an integral part of these consolidated statements.

                                                           4

Collins Industries, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
October 31, 2005 and 2004

                                    ASSETS                                          2005               2004
                                                                                    ----               ----
Current assets:
 Cash and cash equivalents                                                       $   222,594       $   163,098
 Receivables, less allowance for uncollectible accounts of $150,985
              in 2005 and $174,346 in 2004                                        12,633,788        10,979,087
 Inventories                                                                      40,137,726        39,059,185
 Prepaid expenses and other current assets                                         4,087,848         4,368,191
                                                                                ------------      ------------
     Total current assets                                                         57,081,956        54,569,561

Restricted cash                                                                       97,072           359,810

Property and equipment:
 Land and improvements                                                             2,864,053         2,856,115
 Buildings and improvements                                                       21,866,133        19,038,969
 Machinery and equipment                                                          25,211,495        23,742,788
 Office furniture and fixtures                                                     4,282,154         3,966,401
                                                                                ------------      ------------
                                                                                  54,223,835        49,604,273
Less - accumulated depreciation                                                   32,824,994        30,239,053
                                                                                ------------      ------------
                                                                                  21,398,841        19,365,220
Goodwill                                                                           5,050,232         5,050,232
Other assets                                                                       1,420,212         1,382,482
                                                                                ------------      ------------
Total Assets                                                                     $85,048,313       $80,727,305
                                                                                ============      ============

                     LIABILITIES & SHAREHOLDERS' INVESTMENT
Current liabilities
 Current maturities of long-term debt and capitalized leases                     $ 3,109,235       $ 2,371,734
 Controlled disbursements                                                          3,994,800         5,668,517
 Accounts payable                                                                 17,796,263        18,408,291
 Accrued expenses and other current liabilities                                    8,112,587         9,469,165
                                                                                ------------      ------------
     Total current liabilities                                                    33,012,885        35,917,707

Long-term debt and capitalized leases, less current maturities                    23,591,586        18,515,178

Deferred income taxes                                                              1,851,726         1,525,560

Shareholders' investment:
 Preferred stock, $.10 par value
   Authorized - 750,000 shares, Outstanding - No shares outstanding
 Capital stock, $.10  par  value
   Authorized - 3,000,000  shares, Outstanding - No  shares outstanding
 Common stock, $.10 par value
   Authorized - 17,000,000 shares
   Issued and outstanding - 6,633,013 shares in 2005
   and 6,369,327 shares in 2004                                                      663,301           636,933
 Paid-in capital                                                                  13,992,808        13,342,600
 Deferred compensation                                                            (1,550,370)       (1,472,590)
 Accumulated other comprehensive income (loss), net                                     --             (25,562)
 Retained earnings                                                                13,486,377        12,287,479
                                                                                ------------      ------------

     Total shareholders' investment                                               26,592,116        24,768,860
                                                                                ------------      ------------
 Total Liabilities & Shareholders' Investment                                   $ 85,048,313      $ 80,727,305
                                                                                ============      ============

             The accompanying notes are an integral part of these consolidated balance sheets.

                                                     5

Collins Industries, Inc. and Subsidiaries
CONSOLIDATED  STATEMENTS  OF CASH FLOWS For the years ended October 31, 2005,
2004 and 2003

                                                                      2005             2004             2003
                                                                      ----             ----             ----
Cash flow from operations:
  Cash received from customers                                  $ 267,793,887    $ 203,853,977    $ 206,913,163
  Cash paid to suppliers and employees                           (263,759,849)    (195,778,494)    (199,920,830)
  Interest paid, net                                               (1,941,960)      (1,452,952)      (1,760,118)
  Income taxes paid                                                (1,714,195)      (1,241,684)        (648,540)
                                                                -------------    -------------    -------------
     Cash provided by operations                                      377,883        5,380,847        4,583,675
                                                                -------------    -------------    -------------

Cash flow from investing activities:
  Capital expenditures                                             (4,709,782)      (1,837,219)      (3,131,071)
  Proceeds from sale of property and equipment                           --            617,000             --
  Expenditures for other assets                                      (416,850)         (75,334)         (38,096)
                                                                -------------    -------------    -------------
     Cash used in investing activities                             (5,126,632)      (1,295,553)      (3,169,167)
                                                                -------------    -------------    -------------

Cash flow from financing activities:
  Principal payments of long-term debt and capitalized leases      (2,207,279)      (2,927,722)      (3,546,861)
  Addition to long-term debt and capitalized leases                 8,040,430        4,668,644          900,000
  Changes in restricted unexpended IRB cash                           262,738          412,993        1,976,167
  Purchase of common stock and other capital transactions            (245,973)      (5,302,065)        (188,229)
  Payment of dividends                                             (1,041,671)        (851,058)        (863,087)
                                                                -------------    -------------    -------------
     Cash provided by/(used in) financing activities                4,808,245       (3,999,208)      (1,722,010)
                                                                -------------    -------------    -------------

Net increase (decrease) in cash and cash equivalents                   59,496           86,086         (307,502)
Cash and cash equivalents at beginning of year                        163,098           77,012          384,514
                                                                -------------    -------------    -------------

Cash and cash equivalents at end of year                        $     222,594    $     163,098    $      77,012
                                                                =============    =============    =============

Reconciliation of net income to net cash provided by
operations:
  Net income                                                    $   2,240,567    $   2,330,742    $   1,644,865
  Depreciation and amortization                                     3,398,630        3,392,944        3,320,474
  Restricted stock vesting upon severance                             409,500             --               --
  Deferred income taxes (credits)                                     896,000           92,000         (122,000)
  (Gain) Loss on sale of property and equipment                        72,680         (466,733)            --
Changes in assets and liabilities:
  (Increase) decrease in receivables                               (1,654,701)      (4,348,688)       2,295,214
  (Increase) in inventories                                        (1,078,541)      (2,667,583)        (654,805)
  (Increase) decrease in prepaid expenses                            (263,929)        (193,461)        (131,196)
  Increase (decrease) in controlled disbursements                  (1,673,717)       2,036,230        1,654,803
  Increase (decrease) in accounts payable                            (612,028)       4,639,854       (3,764,449)
  Increase (decrease) in accrued expenses                          (1,356,578)         565,542          340,769
                                                                -------------    -------------    -------------
  Cash provided by operations                                   $     377,883    $   5,380,847    $   4,583,675
                                                                =============    =============    =============

                  The accompanying notes are an integral part of these consolidated statements

                                                       6

Collins Industries, Inc. and Subsidiaries
CONSOLIDATED  STATEMENTS  OF  SHAREHOLDERS'  INVESTMENT  For the  years  ended
October 31, 2005, 2004 and 2003

                                              Common Stock                     Paid-In        Retained
                                                Shares           Amount        Capital        Earnings           Other
                                                ------           ------        -------        --------           -----
Balance October 31, 2002                       7,115,629    $    711,563    $ 17,110,446    $ 10,026,016    $ (1,512,910)
Stock issued under stock option plans              3,700             370           6,818            --              --
Issuance of restricted stock awards, net         185,500          18,550         642,768            --          (661,318)
Amortization of restricted stock awards             --              --              --              --           690,363
Net income                                          --              --              --         1,644,865            --
Other comprehensive income (net of taxes)           --              --              --              --           143,702
Cash dividends paid                                 --              --              --          (863,087)           --
Purchase and retirement of treasury stock        (56,964)         (5,696)       (189,722)           --              --
                --- ----                       ---------    ------------    ------------    ------------    ------------

Balance October 31, 2003                       7,247,865         724,787      17,570,310      10,807,794      (1,340,163)

Stock issued under stock option plans             21,600           2,160          39,453            --              --
Issuance of restricted stock awards, net         195,000          19,500         967,000            --          (986,500)
Amortization of restricted stock awards             --              --              --              --           752,857
Net income                                          --              --              --         2,330,743            --
Other comprehensive income (net of taxes)           --              --              --              --            75,654
Cash dividends paid                                 --              --              --          (851,058)           --
Purchase and retirement of treasury stock     (1,095,138)       (109,514)     (5,234,163)           --              --
                --- ----                       ---------    ------------    ------------    ------------    ------------

Balance October 31, 2004                       6,369,327         636,933      13,342,600      12,287,479      (1,498,152)

Stock issued under stock option plans            646,195          64,620       2,757,528            --              --
Issuance of restricted stock awards, net         184,000          18,400         904,150            --          (513,050)
Amortization of restricted stock awards                                                                          435,270
Net income                                          --              --              --         2,240,567            --
Other comprehensive income (net of taxes)           --              --              --              --            25,562
Tax benefit from NQSO options exercised             --              --           603,401            --              --
Cash dividends paid                                 --              --              --        (1,041,671)           --
Purchase and retirement of treasury stock       (566,509)        (56,652)     (3,614,871)           --              --
                --- ----                       ---------    ------------    ------------    ------------    ------------

Balance October 31, 2005                       6,633,013    $    663,301    $ 13,992,808    $ 13,486,377    $ (1,550,370)
                === ====                       =========    ============    ============    ============    ============

                       The accompanying notes are an integral part of these consolidated statements.

                                                             7

COLLINS INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE (1) NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) GENERAL  DEVELOPMENT OF BUSINESS - Collins  Industries,  Inc. was founded in
1971 as a manufacturer of small school buses and ambulances  built from modified cargo vans.  The  Company's  initial  product was the first "Type A" school bus, designed to carry 14 to 20 passengers.  Today the Company manufactures specialty vehicles and accessories for various basic service niches of the  transportation industry. The Company's products include ambulances, small school buses, shuttle and mid-size  commercial buses,  terminal trucks,  commercial bus chassis,  road construction  equipment and  industrial  rental  sweepers.  From its  inception,
Collins' goal has been to become one of the largest  manufacturers  of specialty vehicles  in the U. S. The  Company has grown  primarily  through  the  internal development of new products and the acquisition of complementary product lines.

In the U.S.,  Collins  believes that it is the largest  single  manufacturer  of ambulances,  the second largest  manufacturer  of terminal  trucks,  the leading manufacturer  of small school buses and a leading  manufacturer of sweepers used in the road construction  industry. The Company sells its products under several well-known trade names, including Wheeled Coach(R) (ambulances),  Collins Bus(R)
and  Mid  Bus(R)  (small  school  buses),  World  Trans(R)  (commercial  buses),
Capacity(R)  (terminal trucks) and  Waldon(R)/Lay-Mor(R)  (road construction and industrial rental sweeper equipment).

Most Collins products are built to customer  specifications from a wide range of options  offered by the Company.  Collins  sells to niche  markets  which demand manufacturing processes too sophisticated for small job shop assemblers,  but do not require the highly  automated  assembly line  operations of mass  production vehicle manufacturers.  The Company emphasizes specialty engineering and product innovation,  and it has introduced new products and product improvements,  which include the Moduvan(R) ambulance,  the first ambulance of its size with advanced life-support  system capability;  the Dura-Ride(R)  suspension system, the first frame-isolating  suspension system for terminal trucks;  and the innovation of a larger seating capacity,  Type A Super Bantam(TM) school bus capable of carrying up to 30 passengers, one of the largest Type A school buses in the industry.

(b) DESCRIPTION OF BUSINESS - The Company  principally  manufactures and markets specialty vehicles.

AMBULANCES. The Company manufactures both modular and van-type ambulances at its
Hutchinson,  Kansas and Orlando, Florida plants. Modular ambulances are produced by attaching an all-aluminum, box-type, patient compartment to a dual rear-wheel cab chassis  ("Type I")  ambulance or to a dual  rear-wheel,  van-type,  cutaway chassis  ("Type  III")  ambulance  or to a  single  rear-wheel  cutaway  chassis
("Moduvan")  ambulance.  A cutaway chassis consists of only the front portion of the driver's  compartment,  engine,  drive train,  frame,  axle and wheels.  Van
("Type II") ambulances are cargo vans modified to include a patient  compartment and a raised  fiberglass roof. Type II ambulances are smaller and less expensive than modular ambulances.

                                        8

The Company also produces a limited  number of medical  support vans designed to transport medical and life-support equipment.  Medical support vans are modified commercial  vehicles which do not have a patient  compartment  for advanced life support system.

BUSES.  The Company  manufactures  small school and activity buses,  and certain other commercial and shuttle buses at its Bluffton,  Ohio and South  Hutchinson,
Kansas facilities.

       SCHOOL AND ACTIVITY BUSES. The Company  manufactures  small Type A school and activity buses which carry from 14 to 24 passengers.  The majority of
       Type A school  buses  currently  built by the  Company  are  produced  by
       fabricating  the  body  and  mounting  it  on  a  vendor-supplied,   dual
       rear-wheel or single  rear-wheel,  cutaway  chassis.  The Company was the first  manufacturer  to  produce  a Type A  school  bus on  this  type of chassis,  which  permits  greater  seating  capacity  than a van chassis.
       School and activity buses are produced in compliance with federal,  state and local laws  regarding  school and  activity bus  vehicles.  In recent years, the Company has sold an increasing  number of small activity buses used by day care, church and other non-profit organizations.

       COMMERCIAL  AND SHUTTLE BUSES.  The Company  produces a limited number of commercial and shuttle buses for churches,  transit  authorities,  hotels and resorts,  retirement centers,  nursing homes and similar users. These buses are built to customer  specifications and are designed to transport
       14 to 30 passengers over short distances.

TERMINAL TRUCKS / ROAD  CONSTRUCTION  EQUIPMENT.  The Company produces two basic models of terminal trucks at its Longview, Texas facility, the Trailer Jockey(R)
and the  Yardmaster(R).  Terminal  trucks are  designed  and built to  withstand heavy-duty use by moving trailers and containers at warehouses, rail yards, rail terminals and shipping ports.  Most terminal trucks  manufactured by the Company are built to customer specifications.  The Company manufactures the entire truck except  for major  drive  train  components  which are  purchased  from  outside suppliers.

The road construction  equipment produced by the Company includes three and four wheel  sweepers,  a full line of articulated  four-wheel  drive  loaders,  rough
terrain  lift  trucks,   compact  loaders  and  backhoes.   These  products  are
principally  sold in both commercial and rental markets through direct sales and
distributors   throughout  the  United  States.

(c) USE OF ESTIMATES - The  preparation  of financial  statements  in conformity with  generally  accepted  accounting  principles  requires  management  to make estimates  and  assumptions  that  affect  the  reported  amounts  of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting  period.  Actual results could differ from those estimates.

(d) CONSOLIDATION AND OPERATIONS - The consolidated financial statements include the  accounts of Collins  Industries,  Inc.  (the  Company) and its wholly owned subsidiaries.  All significant  intercompany accounts and transactions have been eliminated in consolidation.

                                        9

The Company primarily  operates in the ambulance,  bus, and terminal  truck/road construction equipment segments.  Manufacturing activities are carried on solely in the United  States.  However,  the Company  does market its products in other countries. Revenues derived from export sales were less than 10% of consolidated sales in  fiscal  2005,  2004 and  2003.

(e) CASH AND CASH EQUIVALENTS - Cash includes checking accounts,  funds invested in overnight and other short-term,  interest-bearing accounts of three months or less.

Controlled   Disbursements  -  The  Company  maintains  controlled  disbursement accounts with its lead bank under an  arrangement  whereby all cash receipts and checks are centralized and presented to the bank daily. All deposits are applied directly  against the Company's  revolving  credit line and all checks presented for payment in the  controlled  disbursement  accounts are funded  through daily borrowings under the Company's revolving credit facility. Accordingly controlled disbursements represent the Company's liability for outstanding checks drawn but not yet presented for payment to the bank.

Restricted  Cash -  Restricted  cash  includes  unexpended  cash  proceeds  from
Industrial  Revenue  Bonds  issued in 2002.  The cash must be used for  specific manufacturing  modernization  projects at our Florida facility

(f) RECEIVABLES - Accounts  Receivables are carried at original amounts due less an estimate made for doubtful  receivables  based on a review of all outstanding amounts on a periodic  basis.  Management  determines the allowance for doubtful accounts by regularly evaluating  individual accounts receivable and considering
a  customer's  financial   condition,   credit  history,  and  current  economic
conditions. The Company charges interest on certain past due accounts determined at the discretion of  management.  The Company  continues to accrue  interest on past due  accounts  until such time as specific  arrangements  are made with the customer,  or the account is deemed  uncollectible and written off.  Receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.  Accounts receivable are considered past due after the contractual payment date has passed.

(g)  INVENTORIES  -  Inventories  are  stated  at the  lower of cost  (first-in, first-out) or market.  Major  classes of  inventories  which  include  material, labor,  and  manufacturing  overhead  required in production of Company products consisted of the following:

                                       2005          2004
                                       ----          ----

Chassis                            $ 5,664,214   $ 5,767,019
Raw materials & components          16,237,033    14,997,408
Work-in-process                      8,694,059     9,037,199
Finished goods                       9,542,420     9,257,559
                                   -----------   -----------
                                   $40,137,726   $39,059,185
                                   ===========   ===========

                                       10

(h)  PROPERTY  AND  EQUIPMENT  - Property  and  Equipment  is  recorded at cost.
Depreciation is provided using the straight-line  method for financial reporting purposes  and  accelerated  methods for income tax  purposes.  The  amortization expense on assets  acquired under capital  leases is included with  depreciation expense on owned assets. The estimated useful lives of property are as follows:

Land improvements                  10 to 20 years
Buildings and improvements         10 to 40 years
Machinery and equipment             3 to 15 years
Office furniture and fixtures       3 to 10 years

Maintenance  and  repairs  are  charged  to  expense  as  incurred.  The cost of additions and betterments are capitalized.  The cost and related depreciation of property  retired or sold are removed from the applicable  accounts and any gain or loss is taken into income.

At October 31, 2005 and 2004 assets acquired under capital leases with a cost of
$11,356,775  and  $11,256,775  and  accumulated  depreciation  of $4,328,927 and
$3,551,592, respectively are included in the consolidated balance sheet.

(i) IMPAIRMENT OF LONG-LIVED  ASSETS - Long-lived  assets,  such as property and
equipment,   are  reviewed  for  impairment   whenever   events  or  changes  in
circumstances  indicate  that  the  carrying  amount  of an  asset  may  not  be recoverable.  Recoverability  of  assets  to be held and used is  measured  by a comparison of the carrying amount of an asset to estimated  undiscounted  future cash flows expected to be generated by the asset.  If the carrying  amount of an asset  exceeds  its  estimated  future  cash  flows,  an  impairment  charge  is recognized  by the amount by which the carrying  amount of the asset exceeds the fair value of the asset.

(j) GOODWILL - In June 2001,  the Financial  Accounting  Standards  Board (FASB)
issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and
Other Intangible Assets".  SFAS No. 142 was effective for fiscal years beginning after  December 15, 2001.  Accordingly,  after October 31, 2002,  goodwill is no longer  amortized over future  periods,  but is assessed for impairment at least annually  using a fair value test.  The  Company  adopted  this new  standard on
November 1, 2002.

As of October 31, 2005 and October 31,  2004,  the Company  tested for  goodwill impairment in the bus and terminal  truck/road  construction  business  lines of business  using the discounted  cash flow approach and determined  that the fair values for each of these segments  exceeded the related carrying  values.  On an on-going basis, and absent any impairment indicators,  the Company will continue to conduct similar annual tests and record any impairment losses.

At October 31, 2005 and October 31, 2004, the Company's  gross goodwill  related to  acquisition  of certain bus and terminal  truck/road  construction  lines of
business  was  approximately  $6.1  million  and  accumulated   amortization  of
approximately $1.0 million.  Prior to November 1, 2002 goodwill was amortized on a straight-line basis over 15-20 years.

                                           2005            2004            2003
Reported Net Income                  $   2,240,567   $   2,330,743   $   1,644,865
Add back: Goodwill amortization              --              --              --
Adjusted Net Income                  $   2,240,567   $   2,330,743   $   1,644,865

                                       11

Basic earnings per share:
Reported Net Income                           0.37            0.40            0.25
Goodwill amortization                         --              --              --
Adjusted Net Income                           0.37            0.40            0.25

Diluted earnings per share:
Reported Net Income                           0.36            0.38            0.24
Goodwill amortization                         --              --              --
Adjusted Net Income                           0.36            0.38            0.24

(k) REVENUE RECOGNITION - The Company records vehicle sales, and passes title to the  customer,  at the earlier of  completion of the vehicle and receipt of full payment or shipment or delivery to the  customer as  specified  by the  customer purchase order.  Customer  deposits for partial payment of vehicles are deferred and treated as current liabilities until the vehicle is completed and recognized as revenue.

In certain instances,  the Company will recognize revenue when physical delivery has not occurred when the following criteria are met:

       o        Risk of ownership has passed to the customer;
       o        The customer has made a fixed commitment to purchase the unit;
       o        The customer has requested the transaction be on a bill and hold basis and the customer has a  substantial  business  purpose for ordering the unit on a bill and hold basis;
       o        There is a fixed  schedule  for  delivery of the unit  (normally within the next 30 days);
       o        The Company does not retain any specific performance obligations such that the earnings process is not complete;
       o        The unit is segregated  from the Company's  inventory and is not subject to being used to fill other orders; and
       o        The unit is complete and ready for shipment.

The Company  recognized  approximately  $2.2M,  $2.8M and $1.2M of revenue as of
October 31, 2005, 2004 and 2003, respectively under Collect and Hold agreements.
The  Company  had  collected  the  entire  amount  of  this  revenue  and had no outstanding  accounts receivable for these units as of October 31, 2005, 2004 or
2003.

The  Company  does not  offer  any  return  or price  protection  rights  to its customers.  The  Company  recognizes  revenue  in  accordance  with  SFAS No. 48
"Revenue Recognition When Right of Return Exists," when the following conditions are met:

       o        Price to customer is substantially fixed at the date of sale.
       o        Customer  has  or is  obligated  to  pay  seller,  and it is not contingent on product resale.
       o        Customer  obligation  is not  changed  in the  event of theft or product damage.
       o        Customer acquiring the product for resale has economic substance apart from that provided by the Company.

                                       12

       o        Company  does  not  have  significant   obligations  for  future
                performance  to  bring  about  resale  of  the  product  by  the customer.
       o        Amount of future returns can be reasonably estimated.

(l)  EARNINGS PER SHARE - Basic  earnings  per share are  computed  based on the weighted  average  number of common  shares  outstanding.  Potentially  dilutive shares, calculated using the treasury stock method, consist of stock options and restricted stock.

The following is a reconciliation  of shares used to calculate basic and diluted earnings per share:

                                                  2005        2004        2003
                                                  ----        ----        ----
Average shares  outstanding - basic             5,986,687   5,824,451   6,663,471
Effect of potentially  dilutive stock
   options and restricted stock                   312,825     386,661     192,484
                                                ---------   ---------   ---------
Average shares  outstanding - diluted           6,299,512   6,211,112   6,855,955
                                                =========   =========   =========

(m) STOCK OPTION PLAN - The Company applies the intrinsic-value-based  method of accounting  prescribed  by  Accounting  Principles  Board (APB)  Opinion No. 25,
Accounting for Stock Issued to Employees, and related interpretations  including
FASB Interpretation No. 44, Accounting for Certain Transactions  involving Stock
Compensation,  an  interpretation  of APB  Opinion  No. 25, to  account  for its fixed-plan stock options. Under this method, compensation expense is recorded on the date of grant  only if the  current  market  price of the  underlying  stock
exceeded  the  exercise  price.   SFAS  No.  123,   Accounting  for  Stock-Based
Compensation,   established  accounting  and  disclosure  requirements  using  a fair-value-based  method of accounting  for  stock-based  employee  compensation plans.  As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based  method of accounting described above, and has adopted only the  disclosure  requirements  of SFAS No. 123. No stock  options have been granted since 1999 and all outstanding options are fully vested. Accordingly, no proforma net income disclosures are required.

                                       13

NOTE (2) LONG-TERM DEBT AND CAPITALIZED LEASES

Long-term  debt and  capitalized  leases at October 31, 2005 and 2004 consist of the following:

                                                                  2005          2004
                                                                  ----          ----
Bank credit facility: (A)
 Revolving credit borrowings                                  $13,569,587   $ 9,261,302
 Term Loan A, quarterly principal payment of $250,000           3,100,186     4,100,190
 Term Loan B, quarterly principal payments of $42,500             765,000          --
 Term Loan C, quarterly principal payments of $51,788             776,818       983,963
 Term Loan D, quarterly principal payments of $58,750           2,232,500          --
 Term Loan E, quarterly principal payments of $50,000             900,000          --
Capitalized leases:
 City of South Hutchinson, Kansas, 4.75%-5.80%
  Annual principal and sinking fund payments range
  From $415,000 in 2006 to $322,504 in 2007                       737,504     1,128,750
 City of South Hutchinson, Kansas, 4.80%-5.90%
  Annual principal and sinking fund payments range
  From $137,000 in 2006 to $88,000 in 2009                        520,411       647,915
 Longview Industrial  Corporation,  Longview,  Texas
  Variable Rate Demand Revenue Bonds, 1.55% - 3.62% in 2005
  Annual principal and sinking fund payments range
  From $400,000 in 2006 to $75,898 in 2009                      1,175,898     1,487,709
 Orange County Industrial Development Authority
  Orlando, Florida, 5.50%
  Annual principal and sinking fund payments range
  From $175,000 in 2006 to $250,000 in 2012                     1,500,000     1,675,000
 Reno County, Kansas, 4.60%-5.50%
  Annual principal and sinking fund payments range
  From $169,000 in 2006 to $250,000 in 2012                     1,422,917     1,602,083
                                                              -----------   -----------
                                                               26,700,821    20,886,912
Less - current maturities                                       3,109,235     2,371,734
                                                              -----------   -----------
                                                              $23,591,586   $18,515,178
                                                              ===========   ===========

(A) On May 17, 2002 the Company entered into a Loan and Security Agreement, (the
"Agreement"),  with Fleet Capital  Corporation,  a Rhode Island Corporation (the
"Bank").  The  Agreement  was amended in fiscal 2004 and provides a total credit facility of $39.0  million  consisting of a revolving  credit  facility of $30.0 million and long-term credit  facilities of $9.0 million.  The amended Agreement expires May 17, 2008. The credit facilities bear interest based on a combination of  Eurodollar  (LIBOR plus 1.75%) and the Bank's  prime  lending rate (6.75% at
October 31, 2005).  The revolving credit facility also provides for a maximum of
$2.5 million in letters of credit,  of which $1.9 million  were  outstanding  at
October 31, 2005. The total amount of unused  revolving  credit available to the
Company  was $11.0  million at October  31,  2005.  On May 13,  2005 the Company entered into an Amendment which provided for, among other things, two additional term loans in the original principal amount of $2.35 million and $1.0 million to finance the acquisition of certain real property and to finance the improvements thereon comprising the manufacturing  facility that was leased by the Company in
Bluffton, Ohio.

                                       14

The Company has used derivative financial  instruments to reduce exposure to its variable-rate  debt. On July 5, 2002, the Company  entered into an interest rate declining  balance  swap  agreement  on term debt of $6.8  million  to limit the effect of potential  increases in the interest rates on its  floating-rate  term debt.  This  swap  agreement  expired  in May of 2005  and was  not  renewed  or
replaced.   The  effect  of  this   agreement  was  to  convert  the  underlying
variable-rate  debt based on LIBOR to a  fixed-rate  debt with an interest  rate between 4.42% and 4.65% plus a margin of 175 basis points..

The credit facility is collateralized by receivables, inventories, equipment and certain real property. Under the terms of the Agreement, the Company is required to  maintain  certain  financial  ratios  and other  financial  conditions.  The
Agreement  also  prohibits  the  Company  from  incurring   certain   additional
indebtedness,  limits  certain  investments,  advances  or loans  and  restricts substantial asset sales and capital expenditures.

Certain  of the  Company's  manufacturing  facilities  were  financed  from  the proceeds  of  industrial  revenue  bonds.  Lease  purchase  agreements  with the respective  cities  provide  that the Company  may  purchase  the  manufacturing facilities  at any time  during  the  lease  terms  by  paying  the  outstanding principal  amount of the bonds plus a nominal  amount.  At October 31, 2005, the net book  value of  manufacturing  facilities  subject to these  lease  purchase agreements  was  approximately  $7.0 million.  At October 31, 2005 the Company's assets included $0.1 million in unexpended cash proceeds from Industrial Revenue
Bonds issued in 2002.

The  carrying  amount of the  Company's  long-term  obligations  does not differ materially  from fair  value  based on current  market  rates  available  to the
Company.

The aggregate  maturities of capitalized leases and long-term debt for the years subsequent to October 31, 2005 are as follows:

                2006                 $ 3,109,235
                2007                   2,960,904
                2008                  18,673,958
                2009                     590,474
                2010                     454,167
                Thereafter               912,083
                                     -----------
                Total                $26,700,821
                                     ===========

The Company has aggregate  maturities of $18.7 million in capitalized leases and long-term debt due in 2008, principally as a result of a loan agreement with the
Company's lead bank that expires May 17, 2008. The Company currently anticipates arranging an extension or refinancing of this debt at or prior to maturity.

NOTE (3) COMPREHENSIVE INCOME

Comprehensive income consists of net income and other gains and losses affecting shareholders'  investment that, under generally accepted  accounting  principles are excluded from net income.  As of October 31, 2005 and 2004, the  accumulated comprehensive income/(loss) amounts were none and $(40,562),  respectively.  The
2004  accumulated  comprehensive  loss related to unrealized  losses on interest rate  swaps and it was  reduced  by  $15,000  of  deferred  tax  benefit.  Other comprehensive  income (loss) for the years ended October 31, 2005, 2004 and 2003 was $25,562, $75,654, and $143,702 respectively.  These amounts are net of taxes of $15,000,  $45,000 and $90,000 for the years ended October 31, 2005,  2004 and
2003, respectively.

                                       15

NOTE (4) INCOME TAXES

The provision for income taxes consists of the following:

                     2005            2004            2003
                     ----            ----            ----
Current          $   624,000     $ 1,438,000     $ 1,112,000
Deferred             896,000          92,000        (122,000)
Total            $ 1,520,000     $ 1,530,000     $   990,000

The Company accounts for income taxes in accordance with the asset and liability method.  Deferred income taxes are determined based upon the difference  between the book and tax basis of the Company's assets and  liabilities.  Deferred taxes are  provided  at the  enacted  tax  rates  expected  to be in  effect  when the differences reverse. The income tax effect of temporary  differences  comprising the deferred tax assets are included in other current assets and  liabilities on the accompanying consolidated balance sheet and result from:

                                                  2005           2004
                                                  ----           ----
Deferred tax assets:
  Self-insurance reserves                     $   708,000    $ 1,124,000
  Vacation                                        220,000        196,000
  Warranty / recall                               635,000        474,000
  Doubtful accounts                                57,000         67,000
  Inventories                                     475,000        413,000
  Amortization                                       --           42,000
  Revenue recognition                              23,000         62,000
  Interest rate swaps                                --           15,000
  Restricted stock awards                            --          333,000
  Deferred compensation                            80,000        139,000
  Accrued severance liability                     157,000           --
  Other                                            42,000        105,000
                                              -----------    -----------
                                                2,397,000      2,970,000
                                              -----------    -----------
Deferred tax liabilities:
  Accelerated depreciation                     (1,831,000)    (1,570,000)
  Prepaid health insurance                       (569,000)      (532,000)
  Other                                           (25,000)          --
                                              -----------    -----------
                                               (2,425,000)    (2,102,000)
                                              -----------    -----------
Net deferred tax assets / (liabilities)       $   (28,000)   $   868,000
                                              ===========    ===========

                                       16

The  components  giving  rise  to the  net  deferred  tax  assets  (liabilities)
described  above have been  included in the  accompanying  consolidated  balance sheets as of October 31, 2005 and 2004 as follows:

                                                    2005           2004
                                                    ----           ----

Current assets (included in prepaid expenses)   $ 1,824,000    $ 2,394,000
Noncurrent liabilities                           (1,852,000)    (1,526,000)
                                                -----------    -----------
Total                                           $   (28,000)   $   868,000
                                                ===========    ===========

No valuation  allowance  against deferred tax assets was provided at October 31,
2005 and 2004, as management considers it more likely than not that the recorded tax assets will be realized.

A  reconciliation  between the statutory  federal  income tax rate (34%) and the effective  rate of income tax  expense  for each of the three  years  during the period ended October 31, 2005 follows:

                                                  2005    2004    2003
                                                  ----    ----    ----

STATUTORY FEDERAL INCOME TAX RATE                  34%     34%     34%
Increase (decrease) in taxes Resulting from:
State tax, net of federal benefit                   6       4       4
Other                                              --       1      --
                                                   --      --      --

Effective tax rate                                 40%     39%     38%
                                                   ==      ==      ==

NOTE (5) CAPITAL STOCK

PREFERRED STOCK - On March 28, 1995, the Company's Board of Directors  adopted a stockholders  rights plan  (Plan) and  declared a dividend  distribution  of one right  (Right) for each  outstanding  share of common stock to  stockholders  of record on April 20,  1995.  Under the terms of the Plan each Right  entitles the holder  to  purchase  one  one-hundredth  of a share of  Series A  Participating
Preferred  Stock (Unit) at an exercise  price of $7.44 per Unit.  The Rights are exercisable a specified number of days following (i) the acquisition by a person or group of persons  of 20% or more of the  Company's  common  stock or (ii) the commencement  of a tender  offer  or an  exchange  offer  for 20% or more of the
Company's  common stock or (iii) when a majority of the  Company's  unaffiliated directors (as defined)  declares that a person is deemed to be an adverse person
(as  defined)  upon  determination  that such  adverse  person  has  become  the beneficial  owner of at least 10% of the Company's common stock. The Company has authorized and reserved 750,000 shares of preferred  stock,  $.10 par value, for issuance  upon the exercise of the Rights.  The Company may redeem the Rights in whole,  but not in part,  at a price of $.01 per  Right in  accordance  with the provisions of the Plan. These Rights expired on April 1, 2005.

STOCK-BASED COMPENSATION PLANS - The Company has two shareholder-approved  stock plans,  the 1995  Stock  Option  Plan (the  "1995  Plan")  and the 1997  Omnibus
Incentive Plan (the "1997 Plan").

                                       17

Under the 1995 Plan, a total of 1,000,000  shares of the Company's  common stock were available for grant to officers, directors and key employees. As of October
31, 2005,  all of these  options had been granted and options to purchase  5,800 shares were outstanding under the 1995 Plan.

Under the 1997 Plan, directors,  officers and key employees may be granted stock options,  restricted  stock and other  stock-based  awards. A total of 2,000,000 shares may be granted  under the 1997 Plan. At October 31, 2005 a total of 2,000 shares were  available for future  issuance and options for 107,500  shares were outstanding under the 1997 Plan.

In fiscal 2005, the Company issued 184,000 shares of common stock under the 1997
Plan in the form of  restricted  stock awards which will vest in fiscal 2009. In fiscal 2004,  the Company  issued  195,000 shares of common stock under the 1997
Plan in the form of  restricted  stock awards which will vest in fiscal 2008. In fiscal 2003,  the Company  issued  205,000 shares of common stock under the 1997
Plan in the form of  restricted  stock  awards  which will vest in fiscal  2007.
Restricted  shares  issued  under the 1997 Plan were  awarded as an incentive to retain key employees, officers and directors. Upon issuance of restricted stock, unearned  compensation,  equivalent  to the  excess of the  market  price of the shares  awarded over the price paid by the  recipient  at the date of grant,  is charged to equity and amortized against income over the related vesting period.

Under both plans,  the exercise price of all options granted through October 31,
2005 equaled the stock's  market price on the date of grant and fully vested six months  after the date of grant.  The original  expiration  dates of the options ranged  from 5 to 10  years.  Options  outstanding  at  October  31,  2005 had a weighted  average  contractual life of two years and exercise prices ranged from
$3.97 to $5.13 per share.

A summary of  outstanding  options under the Company's two stock option plans at
October  31,  2005,  2004 and 2003 and  changes  during the years then ended are presented in the table following:

                                   2005                    2004                    2003
                                   ----                    ----                    ----
                                          Per                     Per                      Per
                             Shares     Share(a)     Shares     Share(a)     Shares      Share(a)
                             ------     --------     ------     --------     ------      --------

Outstanding at beginning
of year
                            816,600    $   4.33     838,200    $   4.27     849,800    $   4.26

Exercised                  (646,195)       4.37     (21,600)       1.93      (3,700)       1.94

Forfeited                   (57,105)       4.10        --          --        (7,900)       4.44
                            -------    --------     -------    --------     -------    --------

Outstanding at end
of year                     113,300    $   4.24     816,600    $   4.33     838,200    $   4.27
                            =======    ========     =======    ========     =======    ========

Exercisable at end
of year                     113,300    $   4.24     816,600    $   4.33     838,200    $   4.27
                            =======    ========     =======    ========     =======    ========

(a) Weighted average exercise price per share.

                                               18

NOTE (6) TAX DEFERRED SAVINGS PLAN AND TRUST

In 1985, the Company made available to all eligible employees the opportunity to participate  in the Company's Tax Deferred  Savings Plan and Trust.  The Company
provides a 50% matching  contribution in the form of cash or unregistered common stock of the Company on the eligible amount invested by participants in the plan to purchase common stock of the Company. The Company's contribution to this plan was $206,045 in 2005,  $178,745 in 2004,  and  $159,160 in 2003.  This plan held
446,320  shares of the  Company's  common  stock at October 31, 2005 and 465,542 shares at October 31, 2004 and 535,552 shares at October 31, 2003.

NOTE (7) COMMITMENTS AND CONTINGENCIES

(a) LETTERS OF CREDIT - The Company  has  outstanding  letters of credit as more fully described in Note 3.

(b)  REPURCHASE  AGREEMENTS  - It is  customary  practice  for  companies in the specialty  vehicle  industry to enter into repurchase  agreements with financing institutions  to provide  floor plan  financing  for dealers.  In the event of a dealer default, these agreements generally require the repurchase of products at the original  invoice price net of certain  adjustments.  The risk of loss under the  agreements is limited to the risk that market prices for these products may decline between the time of delivery to the dealer and time of repurchase by the
Company.  The risk is spread  over  numerous  dealers  and the  Company  has not
incurred   significant  losses  under  these  agreements.   In  the  opinion  of
management,  any future losses under these  agreements  will not have a material adverse effect on the Company's financial position or results of operations. The
Company's  repurchase  obligation  under these agreements is limited to vehicles which are in new  condition  and as to which the dealer still holds  title.  The
Company's   contingent   obligation  under  such  agreements  was  approximately
$2,089,127 at October 31, 2005.

(c) OPERATING LEASES - The Company has operating leases  principally for certain manufacturing  facilities,  vehicles and equipment.  Operating lease expense was
$646,780 in 2005,  $758,752 in 2004 and $651,998 in 2003. It is expected that in the ordinary course of business these leases will be renewed or replaced as they expire.

The  following  schedule  details  operating  lease  commitments  for the  years subsequent to October 31, 2005:

       2006                   $381,998
       2007                    305,354
       2008                    228,184
       2009                     60,371
       2010                       --
       Thereafter                 --

(d)  LITIGATION - At October 31, 2005 the Company has  litigation  pending which arose  in the  ordinary  course  of  business.  Litigation  is  subject  to many uncertainties  and  the  outcome  of the  individual  matters  is not  presently

                                       19

determinable. It is management's opinion that this litigation will not result in liabilities that would have a material adverse effect on the Company's financial position or results of operations.

(e)  SELF-INSURANCE  RESERVES - The Company has  historically  self-insured  for workers' compensation, health insurance, general liability and product liability claims, subject to specific retention and reinsurance levels.

Effective  July  1,  2005,  the  Company  purchased   guaranteed  cost  workers'
compensation  insurance for the states in which it had previously  self-insured.
The  Company  continues  to be  self-insured  in  certain  states  for  workers'
compensation claims incurred prior to July 1, 2005.

Certain  workers'  compensation  claims have been denied by the Company's excess liability  insurance  carrier.  Reserves have been recorded assuming no recovery from the excess  insurance  carrier is received.  Management  is  disputing  the denial of coverage by the excess liability insurance carrier but recovery of any amounts is contingent  and management  cannot  provide any assurances  regarding recovery  of any  amounts.  The  amount of excess  coverage  being  disputed  is approximately  $0.5 million.  Subsequent to October 31, 2005, the Company agreed to a settlement with the excess liability carrier for approximately $0.4 million less legal fees. This settlement is expected to be collected and recorded in the first  quarter of FY 2006.

(f) CHASSIS CONTINGENT LIABILITIES - The Company obtains certain vehicle chassis from two  automotive  manufacturers  under  agreements  that do not transfer the vehicle's  certificate  of origin to the Company and,  accordingly,  the Company accounts for the chassis as consigned inventory. Chassis are typically converted and delivered to customers  within 90 days. The Company's  contingent  liability under such agreements was approximately $19.6 million at October 31, 2005.

(g)  WARRANTIES  - The  Company's  products  generally  carry  explicit  product warranties  that extend from several months to more than a year,  based on terms that are generally accepted in the marketplace.  Certain components  included in the  Company's end products  (such as chassis,  engines,  axles,  transmissions, tires, etc.) may include warranties from original equipment manufacturers (OEM).
These  OEM  warranties  are  generally  passed  on to the  end  customer  of the
Company's products and the customer generally deals directly with the applicable component  manufacturer.  The Company records  provisions for estimated warranty and other related  costs at the time of sale based on  historical  warranty loss
experience  and   periodically   adjusts  these  provisions  to  reflect  actual
experience. Certain warranty and other related claims involve matters of dispute
that  ultimately  are  resolved  by  negotiation,   arbitration  or  litigation.
Infrequently,  a material  warranty issue may arise which is beyond the scope of the Company's historical experience.  The Company provides for any such warranty issues as they become known and estimable.  It is reasonably  possible that from time to time  additional  warranty  and other  related  claims  could arise from disputes  or  other  matters  beyond  the  scope  of  the  Company's  historical experience.  The following  table provides the changes for fiscal years 2005 and
2004 in the Company's product warranties (in thousands):

                                       20

                                                      2005        2004
                                                      ----        ----
Accrued warranties Beginning of Fiscal Year         $ 1,184     $ 1,133

Provisions for warranty charged against income        2,273       1,561

Payments and adjustments of warranties               (1,813)     (1,510)
                                                    -------     -------

Accrued warranties at Fiscal Year End               $ 1,644     $ 1,184
                                                    =======     =======

NOTE (8) AUDIT COMMITTEE INVESTIGATION AND OTHER

On January 31, 2005, the Company  announced that it delayed filing the Form 10-K for the year ended  October 31, 2004 because  Company  management  and the Audit
Committee  of its  Board of  Directors  were  investigating  and  analyzing  the
Company's manner of establishing reserves in various workers' compensation cases in the states of Kansas and  Florida.  The  decision to delay filing of the Form
10-K for the period  ended  October  31,  2004 was made to permit the  Company's management and Audit Committee to complete the investigation  and analysis,  and to allow its independent  registered  public  accounting firm sufficient time to complete the audit of the Company's October 31, 2004 financial statements.

The Audit Committee hired independent legal counsel and an independent insurance consultant to assist in its investigation of the workers compensation  reserves.
Due to the complexity of calculating the reserves  required at the various dates and the  difficulty of estimating  the reserve  amount in each case,  additional time was needed to ensure a complete  investigation  and this caused the Company to not be in  position  to file its  periodic  reports  with the SEC on a timely basis.

The Company  discovered  issues with workers'  compensation  claims for injuries dating back to 1990. The special  investigation  revealed that Company personnel with  responsibility  for setting reserves did so in an aggressive  manner which caused the third-party  administrator  adjusters to recommend reserves at levels lower than they would have  otherwise  recommended.  Personnel  also  employed a practice  known as  stair-stepping  reserves for certain  claims.  This involves recording  reserves initially at an amount lower than the amount the claim would be expected to settle for and  increasing  the reserve  over time.  In addition, several  Florida  claims that had  existed  for an  extended  period of time had reserves which had been set artificially low and then increased  periodically to reflect  on-going  payments to  claimants.  The accrual of these  amounts in the period that claims were incurred  resulted in a charge to retained  earnings for periods prior to October 31, 2001 and a reversal of reserves in subsequent years to reflect amounts that should already have been recorded.

On May 12, 2005, the Company  announced that its Audit Committee had recommended revised  procedures for establishing  workers'  compensation  reserves.  Revised procedures were put in place to help ensure reserve  recommendations made by the third  party  administrator  ("TPA")  are  recorded.  Procedures  also  prohibit

                                       21

inappropriate  influence  by  management  in  the  determination  of  the  TPA's recommended reserve amounts. The revised procedures require increased accounting oversight  to help insure  reserves are recorded in  accordance  with  generally
accepted   accounting   principles.   The  Board  of   Directors   approved  the
recommendation.

OTHER

The Company  failed to meet the continued  listing  qualifications  set forth in
NASDAQ  Marketplace  Rule  4310(c)(14)  due to the delayed  filing of its annual report on Form 10-K with the  Securities  and Exchange  Commission and as of May
16, 2005 that its securities were delisted from the NASDAQ National Market.

On May 13, 2005, the Company's Mid Bus subsidiary  completed the purchase of its
Bluffton,  Ohio manufacturing facility for a purchase price of $2,000,000.  This property  was  leased  prior to  being  purchased  with  financing  through  the
Company's  lead bank. In addition to the purchase  price,  the Company agreed to purchase up to  $1,000,000 of parts or products over the next five years from an affiliate of the seller.  Certain  penalties are imposed on the Company if it is unable or unwilling to meet this purchase commitment.

On March 21, 2005,  the Company  reported  that the Executive  Vice  President -
Operations,  Terry L. Clark, and Chief Financial Officer,  Larry Sayre,  retired effective March 18, 2005. April 1, 2005, Randall Swift became Vice President and
Chief Operating Officer of the Company.  On May 23, 2005, Cletus Glasener became
Vice President and Chief  Financial  Officer of the Company.  A charge to income totaling approximately $1.1 million was recorded in the second quarter of fiscal year 2005. This amount represents the estimated severance  obligation of the two executives who retired.

NOTE (9) SUBSEQUENT EVENTS

On November 2, 2005, the Company announced that the Company's Board of Directors had approved (i) a 1-for-300  reverse stock split of the  Company's  outstanding common stock to be followed  immediately  by a 300-for-1  forward stock split of the Company's outstanding common stock (the  "Reverse/Forward  Stock Split") and
(ii) a standing  option for the Company to repurchase any shares of common stock proposed to be  transferred  by a shareholder  after the  Reverse/Forward  Stock
Split if after such proposed  transfer the number of  shareholders  of record of the  Company's  common  stock  would  equal or exceed  250 (the  "Right of First
Refusal").

Pursuant to the  Reverse/Forward  Stock Split,  shareholders  of record  holding fewer than 300 shares of the  Company's  outstanding  common  stock  immediately before the transaction  would have such shares  cancelled and converted into the right to receive  from the  Company a cash  payment of $7.70 for each such share owned before the reverse stock split. Shareholders of record holding 300 or more shares  of  the  Company's  outstanding  common  stock  immediately  before  the transaction  will continue to hold the same number of shares of that class after completion  of the  transaction  and will not receive any cash payment for their shares of that class.

                                       22

The Board of Directors created a special  committee of independent  directors to review the proposed  Reverse/Forward Stock Split and Right of First Refusal. The
special  committee  received  a fairness  opinion  from its  financial  advisor,
Stifel, Nicolaus & Company, Incorporated,  that the per share cash consideration to be paid in the proposed Reverse/Forward Stock Split is fair, from a financial point of view,  to the  Company's  shareholders  that  would be cashed  out as a result of the Reverse/Forward Stock Split.

A  Special   Shareholders   Meeting  was  held  on  January  19,  2006  and  the
Reverse/Forward  Split and  granting  the  Company  the  Right of First  Refusal proposals were approved by a majority of the shareholders.  On January 19, 2006, the  Certificates  of Amendment to the Company's  Articles of  Incorporation  as
amended,  effecting the Reverse/Forward  Stock Split were accepted for filing by the Secretary of State of Missouri.  As a result, the Company had fewer than 300 shareholders  of record which enabled the Company to  voluntarily  terminate the registration  of its common stock under the Securities  Exchange Act of 1934, as amended.

On  January  19,  2006,  the  Company  filed a Form 15 with the  Securities  and
Exchange Commission to terminate registration of its common stock.

                                       23

                                                                 Exhibit 99.1(b)

COLLINS
INDUSTRIES INC.

                      3RD QUARTER 2006 FINANCIAL STATEMENTS

                               Collins Industries, Inc. and Subsidiaries
                                 CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                        (Unaudited)
                                                                         July 31,         October 31,
                                                                            2006             2005
                                                                       -------------     -------------
ASSETS
Current Assets:
    Cash and cash equivalents                                          $    250,799      $    222,594
    Receivables, less allowance for uncollectible accounts               22,598,207        12,633,788
       of $94,419 at 7/31/06 and $150,985 at 10/31/05
    Inventories                                                          41,398,216        40,137,726
    Prepaid expenses and other current assets                             3,059,176         4,087,848
                                                                       ------------      ------------
       Total current assets                                              67,306,398        57,081,956

Restricted cash                                                               4,210            97,072

Property and equipment                                                   49,578,664        54,223,835
       Less:  accumulated depreciation                                   28,755,785        32,824,994
                                                                       ------------      ------------
       Net property and equipment                                        20,822,879        21,398,841
Goodwill                                                                  5,050,229         5,050,229
Other assets                                                              1,121,187         1,420,215
                                                                       ------------      ------------
       Total assets                                                    $ 94,304,903      $ 85,048,313
                                                                       ============      ============

LIABILITIES & SHAREHOLDERS' INVESTMENT
Current liabilities:
    Current maturities of long-term debt & capitalized leases          $  3,126,317      $  3,109,235
    Controlled disbursements                                              2,427,773         3,994,800
    Accounts payable                                                     26,322,486        17,796,263
    Accrued expenses and other current liabilities                        9,233,074         8,112,587
                                                                       ------------      ------------
       Total current liabilities                                         41,109,650        33,012,885

Long-term debt and capitalized leases, less current maturities           20,305,753        23,591,586

Deferred income taxes                                                     1,798,097         1,851,726

Shareholders' investment:
    Common stock                                                            634,338           663,301
    Paid-in capital                                                      13,992,815        13,992,808
    Deferred compensation                                                (1,054,626)       (1,550,370)
    Accumulated other comprehensive income (loss), net                         --                --
    Retained earnings                                                    17,518,876        13,486,377
                                                                       ------------      ------------
       Total shareholders' investment                                    31,091,403        26,592,116
                                                                       ------------      ------------
       Total liabilities & shareholders' investment                    $ 94,304,903      $ 85,048,313
                                                                       ============      ============

(See accompanying notes)

                                                                                                     2

                                          Collins Industries, Inc. and Subsidiaries
                            CONSOLIDATED CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                                         (Unaudited)

                                                                 Three Months Ended                  Nine Months Ended
                                                                      July 31,                           July 31,
                                                                2006             2005             2006             2005
                                                           --------------   --------------   --------------   --------------

Sales                                                      $  89,239,765    $  80,617,600    $ 229,532,268    $ 193,459,400
Cost of sales                                                 77,572,452       72,059,819      200,694,802      174,370,129
                                                           -------------    -------------    -------------    -------------

   Gross profit                                               11,667,313        8,557,781       28,837,466       19,089,271

Selling, general and administrative expenses                   5,489,399        5,288,328       15,099,220       16,219,953
                                                           -------------    -------------    -------------    -------------

   Income from operations                                      6,177,914        3,269,453       13,738,246        2,869,318

Other income (expense):
   Interest expense                                             (580,108)        (564,233)      (1,673,473)      (1,497,250)
   Other, net                                                    (56,087)           4,055            6,706           30,653
                                                           -------------    -------------    -------------    -------------
                                                                (636,195)        (560,178)      (1,666,767)      (1,466,597)
                                                           -------------    -------------    -------------    -------------

Income before income taxes                                     5,541,719        2,709,275       12,071,479        1,402,721

Income tax expense                                             2,050,000        1,060,000        4,470,000          530,000
                                                           -------------    -------------    -------------    -------------

Net income                                                 $   3,491,719    $   1,649,275    $   7,601,479    $     872,721

Other comprehensive income, net of tax:
   Unrealized gain on interest rate swap                            --                                               25,562
                                                           -------------    -------------    -------------    -------------

      Comprehensive income                                 $   3,491,719    $   1,649,275    $   7,601,479    $     898,283
                                                           =============    =============    =============    =============

Earnings per share:
   Basic                                                   $        0.60        $    0.27      $      1.29       $     0.15
                                                           =============    =============    =============    =============
   Diluted                                                 $        0.56        $    0.26      $      1.20       $     0.14
                                                           =============    =============    =============    =============

Dividends per share                                        $         .05        $     .04      $       .14       $      .12
                                                           =============    =============    =============    =============

Weighted average common and common equivalent
  shares outstanding:
  Basic                                                        5,821,875        6,053,430        5,914,465        5,936,733
                                                           =============    =============    =============    =============
  Diluted                                                      6,265,846        6,289,658        6,335,267        6,257,081
                                                           =============    =============    =============    =============

(See accompanying notes)

                                                                                                                           3

                                   Collins Industries, Inc. and Subsidiaries
                                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
                                                  (Unaudited)

                                                                                       Nine Months Ended
                                                                                           July 31,
                                                                                     2006             2005
                                                                                --------------   --------------
Cash flow from operations:
    Cash received from customers                                                $ 219,567,842    $ 188,167,819
    Cash paid to suppliers and employees                                         (206,907,933)    (187,339,593)
    Interest paid                                                                  (1,605,507)      (1,378,545)
    Income taxes paid                                                              (3,099,134)        (743,150)
                                                                                -------------    -------------

        Cash provided by  (used in) operations                                      7,955,268       (1,293,469)
                                                                                -------------    -------------

Cash flow from investing activities:
    Capital expenditures                                                           (1,320,328)      (4,164,346)
    Other, net                                                                        207,793         (177,532)
                                                                                -------------    -------------

        Cash (used in) investing activities                                        (1,112,535)      (4,341,878)
                                                                                -------------    -------------

Cash flow from financing activities:
    Borrowings (repayment) of long-term debt                                       (1,305,592)       8,817,376
    Principal payments of long-term debt
      and capitalized leases                                                       (1,963,159)      (1,571,748)
    Expenditures of restricted cash                                                    92,862           42,151
    Purchase of common stock and other capital transactions                        (2,738,982)        (886,103)
    Payment of dividends                                                             (899,657)        (776,657)
                                                                                -------------    -------------

        Cash provided by (used in) financing activities                            (6,814,528)       5,625,019
                                                                                -------------    -------------

Net increase (decrease) in cash and cash equivalents                                   28,205          (10,328)
                                                                                -------------    -------------

Cash and cash equivalents at beginning of period                                      222,594          163,098
                                                                                -------------    -------------

Cash and cash equivalents at end of period                                      $     250,799    $     152,770
                                                                                =============    =============

Reconciliation of net income to net cash provided by (used in) operations:
    Net income                                                                  $   7,601,479    $     872,721
    Depreciation and amortization                                                   2,523,973        2,381,017
    Restricted Stock vesting as severance pay                                            --            409,500
    (Increase) decrease in receivables                                             (9,964,419)      (5,291,581)
    (Increase) decrease in inventories                                             (1,260,490)      (7,029,516)
    (Increase) decrease in prepaid expenses and other current assets                1,555,202          980,687
    Increase (decrease)  in accounts payable and accrued expenses                   8,079,683        6,383,704
    Deferred income taxes (credits)                                                  (580,160)            --
                                                                                -------------    -------------

        Cash provided by  (used in) operations                                  $   7,955,268    $  (1,293,469)
                                                                                =============    =============

(See accompanying notes)

                                                                                                              4

                    COLLINS INDUSTRIES, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

(1)  GENERAL

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and the  reported  amounts of revenues  and expenses  during the  reporting  period.
Actual results could differ from those estimates.

In the opinion of management,  the accompanying unaudited consolidated condensed
financial  statements  contain  all  adjustments   (consisting  of  only  normal
recurring items) necessary to summarize fairly the Company's  financial position at July 31, 2006 and the results of operations  and the cash flows for the three and nine month periods ended July 31, 2006 and 2005.

The  Company  suggests  that  the  unaudited  Consolidated  Condensed  Financial
Statements  for the three and nine month  periods ended July 31, 2006 be read in conjunction with the Company's audited  financial  statements for the year ended
October 31, 2005.

(2)  INVENTORIES

Inventories,  which include  material,  labor, and manufacturing  overhead,  are stated at the lower of cost (FIFO) or market.

Major classes of inventories as of July 31, 2006 and October 31, 2005, consisted of the following:

                                        July 31, 2006     October 31, 2005
                                        -------------     ----------------

         Chassis                         $ 6,861,572         $ 5,664,214
         Raw materials & components       16,525,195          16,237,033
         Work-in-process                   9,882,390           8,694,059
         Finished goods                    8,129,059           9,542,420
                                         -----------         -----------
                                         $41,398,216        $ 40,137,726
                                         ===========         ===========

(3)  EARNINGS PER SHARE

Dilutive  securities,  consisting  of options to purchase the  Company's  common stock and restricted  stock awards,  are included in the  calculation of diluted weighted average common shares.  Dilutive  securities for the three month period ended July 31,  2006 and 2005 were  443,971 and  236,229  shares,  respectively.
Dilutive  securities  for the nine  months  ended  July 31,  2006 and 2005  were
420,802 and 320,348 shares, respectively.

                                                                               5

(4)  CONTINGENCIES AND LITIGATION

At July 31, 2006 the  Company had  contingencies  and pending  litigation  which arose  in the  ordinary  course  of  business.  Litigation  is  subject  to many uncertainties  and  the  outcome  of the  individual  matters  is not  presently determinable.  It is management's  opinion that this litigation would not result in  liabilities  that  would  have a material  adverse  effect on the  Company's consolidated financial position or results of operations or cash flows.

Certain  workers  compensation  claims had been denied by the  Company's  excess liability  insurance carrier.  Reserves had previously been recorded assuming no recovery from the excess insurance  carrier would be received.  During the three month period ending January 31, 2006, a favorable settlement was reached for the pre-tax recovery of approximately $0.3 million net of legal fees.

(5)  GUARANTEES AND WARRANTIES

Letters of Credit

This Company has issued various standby letters of credit in the ordinary course of business.  No liability has been reflected in the accompanying  balance sheet and no draws on the Company's standby letters of credit have ever been made. The currently  outstanding  standby letters of credit are limited to (i) a letter of credit  originally  issued  approximately  16 years ago (renewable  annually) as
required  under  Kansas  law  to  backup   self-insured   reserves  for  workers
compensation insurance, (ii) a declining standby letter of credit required under
Texas  law to  backup  certain  industrial  revenue  bonds  issued  for a  plant expansion in Longview,  Texas in 1999 that is renewable annually and (iii) other standby  letters of credit related to periodic bids and issued for other similar
purposes.   A  default  in  meeting  an  obligation   or  condition   under  the
above-referenced standby letters of credit could require the Company to record a liability.  The letters of credit outstanding at July 31, 2006 are summarized as follows:

                                                                           Date of
Purpose                                                    Amount         Expiration
-------                                                    ------         ----------

Workers compensation - Kansas self-insurance reserves     $915,300       April 1, 2007
Industrial revenue bond-Longview, Texas [a]                910,308     September 16, 2006
Bids and other                                           1,368,806          Various

[a] All assets  (originally  $3.0  million)  acquired  with the  proceeds of the
Longview,  Texas industrial  revenue bonds would also be available to offset any defaults under these  obligations.  The liquidation amount of such assets is not reasonably estimable.

Warranties

The Company's  products  generally carry explicit product warranties that extend from  several  months to more  than a year,  based on terms  that are  generally accepted in the marketplace.  Certain  components  included in the Company's end products  (such as chassis,  engines,  axles,  transmissions,  tires,  etc.) may

                                                                               6

include  warranties  from  original  equipment  manufacturers  (OEM).  These OEM warranties are generally passed on to the end customer of the Company's products and  the  customer  generally  deals  directly  with  the  applicable  component manufacturer.  The Company records  provisions for estimated  warranty and other related costs at the time of sale based on historical  warranty loss  experience and periodically adjusts these provisions to reflect actual experience.  Certain warranty and other related claims involve matters of dispute that ultimately are resolved by  negotiation,  arbitration or litigation.  Infrequently,  a material warranty  issue may arise which is beyond the scope of the Company's  historical experience.  The Company  provides for any such  warranty  issues as they become known and estimable. It is reasonably possible that from time to time additional warranty and other  related  claims could arise from  disputes or other  matters beyond the scope of the Company's  historical  experience.  The following tables provide the changes in the Company's product warranties (in thousands):

Reconciliation of Accrued Warranties Three Months Ended July 31       2006          2005
------------------------------------------------------------------------------------------
Accrued warranties at the beginning of the period,                  $ 1,436       $ 1,350

Provisions for warranty charged against income
    for the three months ended July 31,                                 532           621

Payments and adjustments of warranties
    for the three months ended July 31,                                (414)         (565)
                                                                    -------       -------

Accrued warranties at July 31,                                      $ 1,554       $ 1,406
                                                                    =======       =======

Reconciliation of Accrued Warranties Nine Months Ended July 31        2006          2005
------------------------------------------------------------------------------------------

Accrued warranties at the beginning of the period,                  $ 1,644       $ 1,184

Provisions for warranty charged against income
    for the nine months ended July 31,                                1,135         1,552

Payments and adjustments of warranties
    for the nine months ended July 31,                               (1,225)       (1,330)
                                                                    -------       -------

Accrued warranties at July 31,                                      $ 1,554       $ 1,406
                                                                    =======       =======

(6)  CAPITAL STOCK

A  Special   Shareholders  Meeting  was  held  on  January  19,  2006  in  which shareholders  approved a  reverse/forward  stock split such that shareholders of record holding fewer than 300 shares of the Company's  outstanding  common stock immediately before the transaction had their shares cancelled and converted into the right to  receive  from the  Company a cash  payment  of $7.70 for each such share owned before the reverse stock split. The Company also extended this right to beneficial shareholders who held their shares in street name.

The Company's Exchange Agent is currently receiving cancelled stock certificates and disbursing funds or new certificates to those registered  shareholders whose shares were cancelled.  The Company's  Exchange Agent also determined the number of shares owned by beneficial  owners that were canceled and  repurchased.  This transaction was completed during the quarter ended April 30, 2006

                                                                               7

In addition,  as required  under  Missouri law, the Company  issued one share of non-redeemable common stock on January 19, 2006

Prior to the Special  Shareholder  Meeting,  the Company had 6,633,013 shares of
Common Stock outstanding.  Subsequent to the Special  Shareholder  Meeting,  the
Company  repurchased  and  canceled  289,638  shares  of Common  Stock,  leaving
6,343,375  shares  issued  and  outstanding  as of July 31,  2006.  This  amount includes  521,500  unvested  Restricted  Stock Awards,  which vest under certain conditions over the next three years.

The Company  accounted  for this  transaction  using the Treasury  Stock method, whereby the proceeds  expended for the shares and expenses  associated with this transaction  were debited to the Company's  Capital Stock and Retained  Earnings
equity accounts.  The total cost of this transaction,  including  expenses,  was approximately $2.7 million.

As of July 31, 2006, the Company's capital structure was:

     o   Redeemable Common Stock, $0.10 par value: 17,000,000 shares authorized,
         6,343,375 issued and outstanding
     o   Non-redeemable  Common  Stock,  $0.10 par  value:  1 share  authorized, issued and outstanding
     o   Preferred Stock Series A, $0.10 par value:  750,000 shares  authorized,
         No issued or outstanding shares
     o   Capital stock, $0.10 par value: 2,249,999 shares authorized,  No issued or outstanding shares

As a result  of the  Reverse/Forward  Split,  the  Company  had  fewer  than 300 shareholders  of record which enabled the Company to  voluntarily  terminate the registration  of its common stock under the Securities  Exchange Act of 1934, as amended.  On January 19, 2006,  the Company filed a Form 15 with the  Securities and Exchange  Commission to terminate  registration  of its common  stock.  This filing became effective 90 days after filing Form 15 on April 19, 2006.

(7)  STOCK BASED COMPENSATION

At July 31, 2006 the Company had two stock-based  employee  compensation  plans, which  are  more  fully  described  in  Notes  [1(m)  and  5] of the  "Notes  to
Consolidated  Financial  Statements"  in the  Company's  2005 audited  financial statements.  The Company  accounts  for these plans  under the  recognition  and measurement  principles of APB Opinion No. 25,  "Accounting  for Stock Issued to
Employees"  and related  interpretations.  No stock based  compensation  cost is reflected  in net  income,  as all  options  granted  under  those  plans had an exercise price equal to the market value of the  underlying  common stock on the date of grant.  No stock options have been granted since 1999 and therefore,  no proforma net income disclosures are required.

(8)  OTHER

On May 23, 2006, the Board of Directors declared a dividend  distribution of one right for each outstanding  share of Common Stock, $.10 par value per share (the
"Common  Share"),  to shareholders of record at the close of business on June 5,
2006. Each right entitles the registered holder to purchase from the Company one

                                                                               8

one-hundredth of a share of Series A Junior Participating  Preferred Stock, $.10
par value per  share,  at a  purchase  price of $30.00  per  share,  subject  to adjustment.  The  description  and terms of the rights are set forth in a Rights
Agreement  (the  "Rights  Agreement")  between the  Company and Mellon  Investor
Services LLC as rights agent.

Initially,  the  rights  will  be  attached  to all  Common  Share  certificates representing Common Shares then outstanding and no separate certificates for the rights will be distributed.  The rights will separate from the Common Shares and a  Distribution  Date will occur upon the earlier of (i) the 10th  business  day after  the date on which  there is a public  announcement  that any  person or a group of affiliated or associated persons (an "Acquiring Person"), has acquired, or obtained the right to acquire,  other than pursuant to a "Qualifying  Offer,"
beneficial  ownership of 20% or more of the outstanding  Common Shares (the date of such first public  announcement,  the "Shares Acquisition Date"),  other than such  acquisition by the Company,  any  subsidiary of the Company,  any employee benefit  plan of the  Company or of any  subsidiary  of the  Company (an "Exempt
Person"),  and (ii) the 10th  business day after the date of  commencement  of a tender offer or an exchange  offer by any person  (other than an Exempt  Person)
for the Common Shares of the Company if, upon consummation  thereof, such person would be the beneficial  owner of 20% or more of the outstanding  Common Shares.
The rights are not exercisable  until the  Distribution  Date and will expire at the close of business on May 25, 2016, unless earlier redeemed by the Company.

No holder of any right  certificate is entitled to vote or receive  dividends or is  deemed  for any  purpose  the  holder  of the  preferred  stock or any other securities  which may at any time be  issuable  on the  exercise  of the  rights represented  thereby,  nor does the holder of any right  certificate have any of the rights of a shareholder of the Company or any right to vote for the election of  directors  or upon any  matter  submitted  to  shareholders  at any  meeting thereof,  or to give or withhold consent to any corporate  action, or to receive notice of  meetings  or other  actions  affecting  shareholders,  or to  receive dividends  or  subscription  rights,  or  otherwise,  until  the right or rights evidenced by a right  certificate  have been  exercised in  accordance  with the
Rights Agreement.

A "Qualifying Offer" is a bona fide offer for all outstanding Common Shares that meets  the  following  criteria:  (1)  the  offeror  must  have  firm  financing commitments from responsible  financial  institutions  sufficient to pay for all outstanding  shares;  (2) the offeror must own, after consummation of the offer, shares  representing  a  majority  of the voting  power of the then  outstanding shares of voting stock; (3) such offer must remain open for at least 45 business days from  commencement and at least 20 business days after the last increase or permitted  decrease  in  the  price  offered  or  after  any  bona  fide  higher alternative offer is made (except in certain limited circumstances); and (4) the
offeror  must  irrevocably   commit  to  acquire  for  cash  promptly  following
consummation  of the offer,  the remaining  shares at the same price paid in the offer.

The Rights  Agreement  is  designed  to protect  the  Company  against  coercive takeover tactics and also to encourage third parties interested in acquiring the
Company to negotiate with the Company rather than proceed unilaterally.

                                                                               9

On June 29, 2006, the Company announced that it was exploring a possible sale of the  Company.  It had  retained  George K. Baum  Advisors  LLC as its  financial advisor to assist with the process.

On August 28, 2006, the Company announced that it had declared its thirty-nineth consecutive  regular  quarterly cash dividend.  The dividend of $0.05 per share, will be paid to  shareholders of record as of September 6, 2006 on September 15,
2006.

CAUTIONARY  STATEMENTS  REGARDING RISKS AND UNCERTAINTIES THAT MAY AFFECT FUTURE
RESULTS

This report and other written reports and oral statements made from time to time by the Company  may contain  so-called  "forward-looking  statements"  about the business,  financial  condition and  prospects of the Company,  all of which are subject  to risks and  uncertainties.  One can  identify  these  forward-looking
statements  by  their  use  of  words  such  as  "expects",   "plans",   "will",
"estimates",  "forecasts",  "projects",  and other words of similar meaning. One can  also  identify  them by the  fact  that  they  do not  relate  strictly  to historical or current facts.  One should  understand  that it is not possible to predict  or  identify  all  factors,  which  involve  risks  and  uncertainties.
Consequently,  the reader  should not  consider any such list or listing to be a complete statement of all potential risks or uncertainties.

The  forward-looking  statements are made pursuant to the safe harbor provisions of the Private  Securities  Litigation  Reform Act of 1995. The Company believes the  assumptions  underlying  these  forward-looking  statements are reasonable;
however,  any of the  assumptions  could be inaccurate,  and  therefore,  actual results  may differ  materially  from  those  projected  in the  forward-looking statements due to certain risks and  uncertainties,  including,  but not limited to, changes in funds budgeted by Federal,  state and local governments,  changes in  product  demand,  the  availability  of key raw  materials,  components  and chassis, various inventory risks due to changes in market conditions, changes in competition,  substantial  dependence  on third  parties  for  product  quality, interest rate  fluctuations,  adequate  direct labor pools,  development  of new products, changes in tax and other governmental rules and regulations applicable to the Company,  reliability  and timely  fulfillment of orders and other risks.
The Company  undertakes no  obligation to publicly  release any revisions to any forward-looking  statements  contained herein to reflect events or circumstances occurring after the date released or to reflect the occurrence of  unanticipated events.

The  Company  does not  assume  the  obligation  to update  any  forward-looking statement.  One should  carefully  evaluate such  statements in light of factors described  in the  Company's  prior  filings  with the  Securities  and Exchange
Commission,  especially on Forms 10-K, 10-Q and 8-K (if any) and other financial reports contained on the Company's website.

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